Exhibit 99.1
Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Kevin D. Williams
	663 Highway 60, P.O. Box 807		Chief Financial Officer
	Monett, MO 65708		(417) 235-6652

		IR Contact:	Jon Seegert
Director of Investor Relations
(417) 235-6652

FOR IMMEDIATE RELEASE

JOHN W. "JACK" HENRY, CO-FOUNDER OF JACK HENRY & ASSOCIATES, PASSES AWAY

Monett, MO - Friday, April 13, 2007 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of integrated technology solutions and data processing services for financial institutions, today announced that John W. "Jack" Henry, age 71, the company's highly revered co-founder, acting Vice Chairman and Senior Vice President, died of natural causes with his family by his side.

"Jack" as he was simply known to everyone, was one of the early pioneers in community bank software. In 1976 after the bank in which he worked as the Data Processing Manager was acquired and his position was eliminated, Jack, along with business partner Jerry Hall, started Jack Henry & Associates. Jack and Jerry ran the company from a space rented in a small engine repair shop in Purdy, Missouri, and started with a handful of community banks as customers. Today the company provides software and services to more than 8,700 financial institutions, employs more than 3,500 employees nationwide, and continues to headquarter in Jack's hometown of Monett, Missouri.

Although no longer involved in the day-to-day operations of the company, Jack maintained an office on the Jack Henry & Associates corporate campus. Known for his vision, intelligence, quick wit and down-home demeanor, Jack often lunched in the company cafeteria, sitting among employees and staff, catching up on company news and business and was always quick to offer encouragement sprinkled with humor to those around him.

"Jack was not only a great businessman and leader, but he's also been a good friend to many of us. His common sense approach to business and his single vision of doing what is best for our customers will continue to guide the company he started for years to come. The thoughts and prayers of all of his JHA family go out to his wife, children and grandchildren," said Jack Prim, CEO of Jack Henry & Associates, "Our industry has lost one of its great founders and leaders."

Jerry Hall, Executive Vice President and co-founder of Jack Henry & Associates commented, "Jack leaves a strong legacy for the businesses and people he touched. He believed in bringing people together and forging lasting relationships. Those relationships and the impact he had survive him and are a testament to all that he has accomplished. He did something that few people could - he brought together people who could step in behind him and carry his vision forward."

Mr. Hall continued, "I will miss him both as a business partner and as a friend. His family has suffered a tremendous loss, but I know that the recollection of his experiences and his stories will keep his memory alive and strong for all of us. He will be missed by all who have been touched by his warmth, humor and charisma."

Mr. Henry is survived by his wife Brenda; his daughter Vicki Jo Henry of Denver, Colorado; his son Michael Henry of Tucson, Arizona; one stepson Gary Williams of Stark City, Missouri, four grandchildren and two step grandchildren. Funeral arrangements have not yet been announced.

About Jack Henry & Associates

Jack Henry & Associates, Inc. is a leading provider of integrated technology solutions and data processing services for financial institutions.  Jack Henry markets and supports its systems throughout the United States, and has more than 8,700 customers nationwide.  For additional information on Jack Henry, visit the company's Web site at www.jackhenry.com.

Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.